

China Du Kang Co. Ltd.

CERTIFICATE NUMBER 14251

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SHARES *1,250*

PAR VALUE $0.001
COMMON STOCK

CUSIP NO. 16943Y 10 1

THIS CERTIFIES THAT *CUI JU ZHANG*

IS THE OWNER OF *ONE THOUSAND TWO HUNDRED FIFTY*

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

CHINA DU KANG CO. LTD.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

The securities represented hereby have been offered in an offshore transaction to a person who is not a U.S. person (as defined herin) pursuant to regulation S under the United States Securities Act of 1933, as amended (the "1933 Act"). None of the securities represented hereby have been registered under the 1933 Act, or any U.S. State Securities laws, and unless so registered, (as defined herein) or to U.S. persons except in accordance with the provisions of regulations under the 1933 Act, or pursuant to an effective registration statement under the 1933 Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state Securities Laws. In addition, hedging transaction involving the securities may not be conducted unless in compliance with the 1933 Act. "United States" and "U.S. Person" are as defined by regulation S under the 1933 Act.

DATED: *JANUARY 30, 2008*

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By [signature]
Authorized Signature

100 Second Avenue South, Suite 705S, St. Petersburg, FL 33701
727.289.0010

[signature]
WANG YONG SHENG
President/Secretary

CHINA DU KANG CO. LTD.
Corporate
Seal
NEVADA

14251